                                                                    Exhibit 99.1

                            Joint Filer Information

Name of Joint Filer:             dMY Sponsor III, LLC

Address of Joint Filer:          c/o dMY Technology Group, Inc. III
                                 1180 North Town Center Drive, Suite 100
                                 Las Vegas, Nevada 89144

Relationship of Joint Filer
to Issuer:                       10% Owner, Director (Director by Deputization).
                                 Mr. You serves as Chairman of the board of
                                 directors of the Issuer. dMY Sponsor III, LLC
                                 may be deemed a director by deputization as a
                                 result of the service of Mr. You.

Issuer Name and Ticker of
Trading Symbol:                  dMY Technology Group, Inc. III [DMYI]

Date of Event Requiring
Statement:                       11/12/2020

(Month/Day/Year):

Name of Joint Filer:             Harry L. You

Address of Joint Filer:          c/o dMY Technology Group, Inc. III
                                 1180 North Town Center Drive, Suite 100
                                 Las Vegas, Nevada 89144

Relationship of Joint Filer
to Issuer:                       10% Owner, Director, Officer

Issuer Name and Ticker of
Trading Symbol:                  dMY Technology Group, Inc. III [DMYI]

Date of Event Requiring
Statement:                       11/12/2020

(Month/Day/Year):